SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

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☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

MIDNIGHT HOLDINGS GROUP, INC.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

MIDNIGHT HOLDINGS GROUP, INC.
22600 Hall Road, Suite 205
Clinton Twp. MI 48036

INFORMATION STATEMENT

   January  , 2008

GENERAL INFORMATION

        This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.00005 per share (the "Common Stock"), of Midnight Holdings Group, Inc., a Delaware Corporation (the "Company"), to notify such Stockholders that on or about January 14, 2008, the Company received written consent in lieu of a meeting of stockholders from a shareholder holding 500,000 Series A Convertible Preferred shares which represent 2,500,000,000 voting shares of common stock.  Nicholas Cocco is the holder of 500,000 Series A Convertible Preferred shares outstanding.  As the holder of the Series A Convertible Preferred shares, Mr. Cocco has the right to vote two hundred fifty times the number of shares of common stock that the Series A Convertible Preferred is convertible into on all matters submitted to the shareholders.  The Series A Convertible Preferred shares are each convertible into twenty shares of common stock.  Therefore the 500,000 Series A Convertible Preferred shares are convertible into 10,000,000 common shares and Nicholas Cocco has the right to vote two hundred fifty times the number of shares pursuant to the rights designated to the Series A Convertible Preferred Shares and has voted such amount in favor of approving the Amended Articles of Incorporation of the Company (the “Amendment”), and approving the Spinning Off of the Company’s subsidiary American Mobile Products, Inc. F/K/A Midnight Auto Franchise Corp. (the “Spin-off”) or a total of 2,5000,000 shares of voting stock.  Accordingly the maximum number of shares of stock  that the Company shall be authorized to have outstanding at any time shall be increased to (i) five billion (5,000,000,000) shares of common stock at par value of $0.00005, (ii) the Company’s Subsidiary American Mobile Products, Inc. F/K/A Midnight Auto Franchise Corp. shall be distributed in the Spin-Off .  The Spin-Off will be effected by way of a pro- rata dividend of the stock of the Company’s subsidiary American Mobile Products, Inc. F/K/A Midnight Auto Franchise Corp.  Following the Spin-Off you will own shares in both the Company and the Company’s subsidiary American Mobile Products, Inc. F/K/A Midnight Auto Franchise Corp.

        On January 11, 2008, the Board of Directors of the Company approved the Amendment and the Spin-Off subject to Stockholder approval. The Majority Stockholders approved the Amendment and Spin-Off by written consent in lieu of a meeting on January 14, 2008 in accordance with the Delaware Business Corporation Act.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

        The Amendment to the Company's Certificate of Incorporation amended the number of shares of common stock that the Company shall be authorized to have outstanding at any time shall be five billion (5,000,000,000) shares of common stock at par value of $0.00005 with no preemptive rights.  The form of Certificate of Amendment that will be filed with the Delaware Secretary of State is attached hereto as Exhibit A.

        The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on January 18, 2008, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

        You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

        This Information Statement is being mailed on or about January 29, 2008 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

        The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2007; June 30, 2007 and March 31, 2007.

2.	Annual Report on Form 10-KSB for the year ended December 31, 2006.

3.	Annual Report on Form 10-KSB for the year ended December 31, 2005.

OUTSTANDING VOTING SECURITIES

        As of the date of the Consent by the Majority Stockholders, January 14, 2008, the Company had 925,167,997shares of Common Stock issued and outstanding, and there were 500,000 shares of Series A Convertible Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

         On January 14, 2008, Nicholas Cocco, acting with voting power as majority shareholder has executed and delivered to the Company a written consent approving the Amendment and the Spin-Off.  Since the Amendment and the Spin-Off have been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

        The DBCA provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following information table sets forth certain information regarding the Company's common stock owned on January 14, 2008 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of Directors, Officers and 5% Shareholders	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Nicholas Cocco (1) (2) 16 Evergreen Dr. Harrison Twp., MI 48045	112,775,250 (3)	12.19%

Richard Kohl (2) 2110 Vesper Drive Macomb Twp., MI 48044	101,397,270	10.95%

Norma Kohl 2110 Vesper Drive Macomb Twp., 48044	65,061,347	7.03%

Dennis Spencer 11512 Bayberry Bruce Twp., MI 48065	89,397,270	9.66%

Officers and Directors as a Group (2 persons)	214,172,520	23.15%

(1)	Indicates Director
(2)	Indicates Officer
(3)
Includes 112,775,250 shares of common stock and a warrant to purchase 100,000 shares of common stock beneficially owned by River Star LLC, of which Mr. Cocco is a member.  In addition, Mr. Cocco is the holder of 500,000 Series A Convertible Preferred shares outstanding.  As the holder of the Series A Convertible Preferred shares, Mr. Cocco has the right to vote two hundred fifty times the number of shares of common stock that the Series A Convertible Preferred is convertible into on all matters submitted to the shareholders.  The Series A Convertible Preferred shares are each convertible into twenty shares of common stock.

DISSENTER’S RIGHTS OF APPRAISAL

        The Stockholders have no right under the DBCA, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendments.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

         The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be one billion (1,000,000,000) shares of Common Stock, $.00005 par value.  On January 11, 2008, the Board of Directors approved an amendment to the Articles of Incorporation to authorize five billion (5,000,000,000) shares of Common Stock.  The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On January 14, 2008, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.

         The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize 4,000,000,000 additional shares of Common Stock.  The Board of Directors believes that it is prudent to have the new class of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. Specifically, the increase in authorized shares is necessary based upon the financing completed by the Company. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

        This new class of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Spin-Off of the Company’s Subsidiary American Mobile Products, Inc. F/K/A Midnight Auto Franchise Corp.

We are furnishing this Information Statement to the stockholders of Midnight Holdings Group, Inc., (the “Company”) in connection with the Spin-Off of the Company’s Subsidiary American Mobile Products, Inc. F/K/A Midnight Auto Franchise Corp. (the “Subsidiary”).  After the spin-off is completed, the subsidiary will be owned by the stockholders of the Company of record on the record date for the distribution.

Holders of record of our the Company’s common stock as of the close of business on January 18, 2008, which will be the record date for the spin-off, will receive one share of the subsidiary common stock for every Company share. No action is required on your part to receive your Subsidiary shares. You will not be required to pay anything for the new shares or to surrender any shares of you Company stock.

Your receipt of Subsidiary shares in the distribution will not be tax free for U.S.federal income tax purposes. You should consult your own tax advisor as to the particular consequences of the distribution to you.

Our board of directors has determined that a Spin-Off of the stock of our Subsidiary to our stockholders is in the best interests of our stockholders. Our Subsidiary has distinct operations from our other remaining businesses, with different opportunities, challenges, strategies and means of doing business. Because of these differences, there are few synergies in the marketplace available to us by operating the businesses together. We anticipate that by separating our Subsidiary business from our other businesses, we will permit the management of each company to focus on the opportunities specific to its own business. We believe this will enable enhanced growth through both internal expansion and strategic alliances.

Following the distribution our Subsidiary American Mobile Products, Inc. F/K/A Midnight Auto Franchise Corp. will remain a private company.

EFFECTIVE DATE OF AMENDMENTS

        Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Certificate of Incorporation with the Delaware Secretary of State or the effective date of such filing, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on February 19, 2008.

By Order of the Board of Directors

/s/ Nicholas Cocco
Chief Executive Officer & Director